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                                                                     EXHIBIT 4.1

                      SEVENTH AMENDMENT TO CREDIT AGREEMENT
                                       AND
                                WAIVER AGREEMENT

         This Seventh Amendment to Credit Agreement and Waiver Agreement (this "Amendment") is made and entered into as of April 30, 2002, by and among JP MORGAN CHASE BANK, a New York state banking association, formerly known as CHASE BANK OF TEXAS, N.A., a national banking association ("Lender"), TIDEL ENGINEERING, L.P. ("Borrower"), a Delaware limited partnership, and TIDEL TECHNOLOGIES, INC., a Delaware corporation ("Ultimate Parent").

                                    RECITALS:

         A. On April 1, 1999, Lender, Borrower, and Ultimate Parent entered into that certain Credit Agreement (including all amendments thereto, the "Credit Agreement") pursuant to which Lender agreed to make loans and advances (collectively the "Loans") to Borrower and Ultimate Parent in accordance with the terms thereof. Lender, Borrower and Ultimate Parent entered into that certain First Amendment to Credit Agreement, effective as of September 30, 1999, that certain Second Amendment to Credit Agreement, effective as of September 8, 2000; that certain Third Amendment to Credit Agreement, effective as of September 8, 2000; that certain Fourth Amendment to Credit Agreement, effective as of November 28, 2000; and that certain Fifth Amendment to Credit Agreement and Forbearance Agreement, effective as of June 1, 2001.

         B. The Loans are evidenced by that certain Revolving Credit Note dated November 28, 2000 in the stated principal amount of $10,000,000.00, and that certain Term Note of even date with the Credit Agreement, in the stated principal amount of $544,000.00, each bearing interest and being payable to the order of Lender as therein provided (collectively, the "Notes"). The Credit Agreement, the Notes and the documents, instruments and agreements executed in connection therewith are collectively referred to herein as the "Loan Documents".

         C. Borrower and Ultimate Parent have requested Lender to amend the Credit Agreement to provide for various modifications, including without limitation, the following:

                  (1) a waiver of application of the financial covenants set forth in the Sections 8.11, dealing with the Interest Coverage Ratio, and 8.12, dealing with Tangible Net Worth, of the Credit Agreement;

                  (2) reducing the Revolving Commitment from $7,000,000 to $4,680,000 from the date of this Amendment to May 10, 2002, and then from $4,680,000 to $2,000,000 effective May 10, 2002 and thereafter;

                  (3) an extension of the Revolving Loan Maturity Date from April 30, 2002 to August 30, 2002; and

                  (4) a pledge of a $2,200,000 money market account to Lender by Ultimate Parent.





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         D. Lender, at the request of Borrower and Ultimate Parent, for good and valuable consideration, is willing to enter into this Amendment and to consent to amendments and the modifications to the Credit Agreement, as requested by Borrower and Ultimate Parent, subject to the terms and conditions of this Amendment.


                                   AGREEMENT:

         NOW, THEREFORE, for and in consideration of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, Ultimate Parent, and Lender hereby agree to the Recitals stated above and further covenant and agree as follows:

         1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

         2. Borrowing Base. Clause (b) of the definition of "Borrowing Base" in
Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "(b)     the lesser of

                           (i) fifty percent (50%) of the Eligible Inventory, or

                           (ii) one hundred percent (100%) of the amount
                  determined at any time and from time to time by the calculation in clause (a) above (it being the intention of the parties that the dollar contribution to the Borrowing Base based on the percentage of Eligible Inventory will not exceed the dollar contribution to the Borrowing Base that is based on the percentage of Eligible Receivables)."

         3. Interest Payment Dates. The definition of "Interest Payment Dates" in Section 1.1 of the Credit Agreement is hereby amended to make interest payable on the last day of each calendar month, instead of the first Business Day of each calendar month, and to read in its entirety as follows:

                           "Interest Payment Dates shall mean (a) the last day
                  of each calendar month prior to the Revolving Loan Maturity Date, commencing on May 31, 2002, and (b) the Revolving Loan Maturity Date."

         4. Revolving Commitment. The definition of "Revolving Commitment" in
Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                  "Revolving Commitment shall mean the obligation of the Lender to make Revolving Loans and incur liability for the Letter of Credit Exposure Amount in an aggregate principal amount at any one time outstanding up to, but not exceeding,



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                           (a) Four Million Six Hundred Eighty Thousand Dollars
                  ($4,680,000) from April 30,
                  2002 to May 10, 2002, and

                           (b) Two Million Dollars ($2,000,000) from and after
                  May 10, 2002,

         in all instances, as the same may be reduced from time to time pursuant to Section 2.4 hereof."

         5. Revolving Loan Maturity Date. The definition of "Revolving Loan Maturity Date" in Section 1.1 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "Revolving Loan Maturity Date shall mean the earlier
                  of (a) August 30, 2002, (b) any date that the Revolving Commitment is terminated in full by the Borrower pursuant to
                  Section 2.4 hereof, and (c) any date the Revolving Loan Maturity Date is accelerated by the Lender pursuant to Section
                  9.1 hereof."

         6. Termination of LIBOR Option. Section 2.8(a) of the Loan Agreement is amended to delete the Interest Option that otherwise would allow any portion of the principal balances outstanding under the Revolving Note to bear interest at the Adjusted LIBOR Rate, and to read in full as follows:

                                    "(a) Subject to Section 10.6 hereof, the
                  Revolving Note shall bear interest on their respective outstanding principal balances at the Alternate Base Rate; provided, that all past due principal and interest shall bear interest at the Past Due Rate, which shall be payable on demand."

In addition, Section 2.8(b) of the Credit Agreement is deleted in its entirety.

         7. Interest Coverage Ratio and Tangible Net Worth. Lender hereby waives application of the financial covenants set forth in the Credit Agreement in
Section 8.11, dealing with the Interest Coverage Ratio, and Section 8.12, dealing with Tangible Net Worth, for the period beginning the date of this Amendment up to August 30, 2002.

         8. Borrowing Base Certificate. Exhibit H to the Credit Agreement, the form of Borrowing Base Certificate, is hereby is hereby amended to read in its entirety as set forth on Exhibit H attached hereto.

         9. Conditions Precedent to Consent to Amendment. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lender:

                  (1) The representations and warranties contained herein and in all Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof;



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                  (2)      No Event of Default by Borrower or Ultimate Parent
                           under the Loan Documents, as amended hereby, as of the date hereof, shall have occurred and be continuing and no event or conditions shall have occurred that with the giving of notice or lapse of time or both would be an Event of Default by Borrower or Ultimate Parent under the Loan Documents, as amended hereby, as of the date hereof, unless such Event of Default is covered by the forbearance provisions set forth in Section 5, below, or has been specifically waived in writing by Lender; and

                  (3) Lender shall have received a security agreement covering and a pledge of the money market account of Ultimate Parent at JP Morgan Securities of Texas, Inc., account number 343420, with a "Settlement Amount" of at least $2,200,000, in form and substance evidence reasonably satisfactory to Lender, together with a control agreement and any applicable financing statements, as may be appropriate under the Uniform Commercial Code.

                  (4) Lender shall have received evidence reasonably satisfactory to Lender that Ultimate Parent's pledge of the money market account referenced above been duly approved by Ultimate Parent.

         10. Costs and Expenses. Borrower agrees to reimburse Lender for Lender's costs and expenses, including, but not limited to, reasonable attorneys' fees and legal expenses, incurred by Lender in connection with the preparation of this Amendment and in connection with the negotiation and consummation of the transaction contemplated hereby.

         11. The Credit Agreement. All references to the Credit Agreement in the Loan Documents shall be deemed to be the Credit Agreement, as modified hereby. Borrower expressly promises to perform all of its obligations under the Credit Agreement and other Loan Documents, as modified by this Amendment.

         12. Acknowledgments of Borrower and Ultimate Parent. Borrower and Ultimate Parent each hereby acknowledge and agree that (a) Lender is not in default in the performance of its obligations under the Loan Documents; (b) Borrower and Ultimate Parent have no claims, counterclaims, offsets, credits or defenses to the Loan Documents and the performance of their respective obligations thereunder, or if Borrower or Ultimate Parent have any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loans and/or the Loan Documents, same are hereby waived, relinquished and released in consideration of Lender's execution and delivery of this Amendment; (c) all of the provisions of the Loan Documents, except as amended hereby, are in full force and effect; and (d) upon the execution hereof, the Credit Agreement, the Notes, and the other Loan Documents, as amended herein, are not in default by Borrower or Ultimate Parent.

         13. Full Force and Effect. Except as expressly modified and amended in this Amendment, all of the terms, provisions and conditions of the Credit Agreement, the Notes, and all other Loan Documents are and shall remain in full force and effect and are incorporated herein by reference.



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         14. Counterparts and Facsimile Signatures. This Amendment may be
executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument. Any party to this Amendment may indicate its intention to be bound by this Amendment by its signature to the signature page hereof and the delivery of the signature page hereof to the other party or its representatives by facsimile transmission or telecopy. The delivery of a party's signature page on the signature page hereof by facsimile transmission or telecopy shall have the same force and effect as if such party signed and delivered this Amendment in person.

         15. No Oral Agreements. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AMONG THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF. THIS WRITTEN AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.




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         IN WITNESS WHEREOF, the parties have executed this Sixth Amendment to
Credit Agreement as of the day and year first above written.

                                LENDER:

                                JP MORGAN CHASE BANK, formerly
                                known as CHASE BANK OF TEXAS, N.A.,
                                a New York state banking association



                                By:  /s/ MICHAEL B. PHILLIPS
                                   ---------------------------------------------
                                   Michael B. Phillips, Vice President

                                BORROWER:

                                TIDEL ENGINEERING, L.P.,
                                a Delaware limited partnership

                                By: Tidel Cash Systems, Inc., its sole
                                    general partner


                                    By:  /s/ MARK K. LEVENICK
                                       -----------------------------------------
                                       Mark K. Levenick,
                                       President and Chief Executive Officer

                                ULTIMATE PARENT:

                                TIDEL TECHNOLOGIES, INC.,
                                a Delaware corporation


                                By:  /s/ JAMES T. RASH
                                    --------------------------------------------
                                    James T. Rash,
                                    Chief Executive Officer



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         By its execution below, each of Tidel Technologies, Inc., a Delaware corporation, Tidel Services Inc., a Delaware corporation, and Tidel Cash Systems, Inc., a Delaware corporation (each individually, a "Guarantor"), acknowledges and consents to all of the terms and conditions of this Amendment, and ratifies and confirms its respective Guaranty to and for the benefit of Lender. Each Guarantor acknowledges that such Guarantor has no claims, counterclaims, offsets, credits or defenses to the Loan Documents and the performance of its obligations thereunder, or if such Guarantor does have any such claims, counterclaims, offsets, credits or defenses to the Loan Documents or any transaction related to the Loans and/or the Loan Documents, same are hereby waived, relinquished and released in consideration of Lender's execution and delivery of this Amendment. Further, each Guarantor agrees that nothing contained in this Amendment shall adversely affect any right or remedy of Lender under its respective Guaranty and that with respect to such Guaranty, all references in such Guaranty to the "Obligations" shall mean the "Obligations", as amended by this Amendment; that the execution and delivery of this Amendment shall in no way change or modify such Guarantor's obligations as Guarantor pursuant to its Guaranty; and that the execution and delivery of any agreements by Borrower and Lender in connection with this Amendment shall not constitute a waiver by Lender of any of Lender's rights against any Guarantor.

                                    TIDEL TECHNOLOGIES, INC.,
                                    a Delaware corporation


                                    By:  /s/ JAMES T. RASH
                                        -----------------------------
                                        James T. Rash,
                                        Chief Executive Officer


                                    TIDEL SERVICES, INC.,
                                    a Delaware corporation


                                    By:  /s/ MARK K. LEVENICK
                                        -----------------------------
                                        Mark K. Levenick, President


                                    TIDEL CASH SYSTEMS, INC.,
                                    a Delaware corporation


                                    By:  /s/ MARK K. LEVENICK
                                        -----------------------------
                                        Mark K. Levenick, President